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                                                                Exhibit 23.1


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 3, 1997 in the Registration Statement (Form SB-2) and related Prospectus of Hypertension Diagnostics, Inc. for the registration of 2,875,000 units, each unit consisting of one share of its common stock and one redeemable common stock purchase warrant.


                                            /s/ Ernst & Young LLP

Minneapolis, Minnesota
May 14, 1998